Exhibit 10.2

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (“Agreement”) is made as of March 24, 2004 by and between those certain parties set forth on Schedule A hereto (each a “Pledgor” and collectively the “Pledgors”), Widepoint Corporation (the “Secured Party”) and the law firm of Foley & Lardner LLP (the “Escrow Agent”).

        PRELIMINARY STATEMENTS:

        I.        The Pledgors will be issued 3,266,384 shares of the common stock, $.001 par value (the “Pledged Securities”), of Secured Party in the event a closing occurs under the Merger Agreement, dated March 24, 2004, by and between Secured Party, Pledgors, Chesapeake Acquisition Corporation and Chesapeake Government Technologies, Inc. (the “Merger Agreement”).

        II.       It is a condition precedent to Secured Party closing under the Merger Agreement that the Pledgors shall have duly executed and entered into this Agreement.

        III.      Contemporaneously with the execution of this Agreement, the parties hereto shall also execute the Stock Pledge Agreement as attached as an Exhibit to this Agreement.

        NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

        1.1       The parties hereby agree to have the law firm of Foley & Lardner LLP act as Escrow Agent whereby the Escrow Agent shall receive the Pledged Securities in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement and related documents (the “Transaction Documents”).

        1.2       At or prior to the Closing (or as soon thereafter as practicable) under the Merger Agreement, the Pledgors shall deliver to the Escrow Agent (i) certificates representing the Pledged Securities (ii) stock powers executed by the Pledgors for each certificate representing the Pledged Securities, and (iii) a letter addressed to the transfer agent of the Secured Party authorizing the Transfer Agent to transfer such Pledged Securities into the name of the Secured Party.

        1.3       (a)      Following the completion of the fiscal year end audit for 2004 of the Secured Party, the Escrow Agent shall release such portion of the Pledged Securities as is required by the terms of the Escrow Release Formula set forth in Section 6.15 of the Merger Agreement and shall continue to hold any unreleased portion of the Pledged Securities in accordance with the terms of this Agreement.

                    (b)        Following the completion of the fiscal year end audit for 2005 (and 2006 if required) of the Secured Party, the Agent shall release such portion of the Pledged Securities as is required by the terms of the Escrow Release Formula set forth in Section 6.15 of the Merger Agreement and shall deliver (i) any unreleased portion of the Pledged Securities to the Secured Party, (ii) the requisite stock powers and (iii) the letter from the Pledgors authorizing the transfer agent of the Secured Party to transfer the Pledged Securities to the Secured Party.

                    (c)        Upon the Escrow Agent’s completion of its obligations under Sections 1.3(a) and (b) above, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

        1.4       This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should the Pledgors or the Secured Party attempt to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Pledgors and the Secured Party in writing. In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, the only duty of the Escrow Agent, until receipt of notice from the Pledgors and the Secured Party that a successor escrow agent has been appointed, shall be to hold and preserve the Pledged Securities. Upon receipt by the Escrow Agent of said notice from the Pledgors and the Secured Party of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Pledged Securities, the Escrow Agent shall promptly thereafter transfer all of the Pledged Securities that it is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Pledged Securities, the Escrow Agent shall furnish the Pledgors and the Secured Party with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Pledgors or the Secured Party after notice of resignation or removal has been given.

        1.5       The Escrow Agent shall be reimbursed by the Pledgors and the Secured Party for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely (any other expenses shall be borne by the secured party). The Escrow Agent shall not be liable for any action taken or omitted by Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Pledgors or the Secured Party in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Pledged Securities received by the Secured Party and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Secured Party.

        1.6       The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith.

        1.7       The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        1.8       The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        1.9       If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

        1.10      It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Pledged Securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (a) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Pledged Securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Pledged Securities and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of Maryland in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

        2.1       No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

        2.2       This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

        2.3       This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

        2.4       Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

        2.5       (a)      This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

                    (b)        ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE STATE OF MARYLAND, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

        2.6       All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Secured Party, to:

Widepoint Corporation
One Lincoln Centre
18W140 Butterfield Road, Suite 1100
Oakbrook Terrace, IL 60181
Attn: Steve Komar

If to the Pledgors, to:

the addresses set forth on Exhibit A hereto.

If to the Escrow Agent, to:

Foley & Larder, LLP
3000 K Street, NW,
Suite 500
Washington, DC 20007
Attn: Thomas James, Esq.

        2.7       By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

        2.8       Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

        2.9       This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXECUTED: PLEDGORS: ATTEST/WITNESS:

Name: John D. Crowley Witness	Mark C. Fuller, Individually

Name: Jay O. Wright Witness	John D. Crowley, Individually

Name: Mark C. Fuller Witness	Jay O. Wright, Individually
SECURED PARTY: ATTEST:	WIDEPOINT CORPORATION
	By:	[SEAL]

James T. McCubbin, Secretary		Steve L. Komar, C.E.O.

ESCROW AGENT:
By:
The Law Firm of Foley & Lardner LLP By Thomas James, Partner

EXHIBIT A

Pledgor	Pledgor Address
Mark C. Fuller	9722 Meyer Point Drive, Potomac, Maryland 20854
John D. Crowley	6301 Orchid Drive, Bethesda, Maryland 20817
Jay O. Wright	9621 Trailridge Terrace, Potomac, Maryland 20854